Exhibit 99.1

BPZ Energy Announces New Corvina CX15-14D Well Online

HOUSTON, TX ‒ December 22, 2014 ‒ BPZ Energy (NYSE: BPZ) (BVL: BPZ), an independent oil and gas exploration and production company, today provided initial production rates from the Corvina CX15-14D development well completed in early December. The well was drilled to a total measured depth of 7,845 feet and completed in six weeks. For the last 10 days, the well has averaged approximately 600 bopd, or 306 bopd net to BPZ. For the last 24 hours, the well has averaged 645 bopd, or 329 bopd net to BPZ.

The CX15-14D well is located to the west of the six previously drilled CX-15 wells. The well encountered continuity of sands and higher reservoir pressures, as expected. Following this reservoir trend, the CX15-8D development well was spud on December 11 and targets an area southwest of the CX15-14D. Estimated total measured depth of this new well is 9,600 feet which will target the Upper Zorritos formation where sands from other Corvina wells are producing, as well as evaluate the potential of the deeper Middle Zorritos. The CX15-8D well results are expected in February 2015.

The Albacora A-27D development well, drilled to approximately 14,500 feet, is expected to be placed on production this month, and due to testing of potential new deeper zones, results are now expected in January 2015.

Block Z-1 production from the Corvina and Albacora fields for the fourth quarter period through December 21, 2014 has averaged approximately 5,326 bopd gross, or 2,716 bopd net to BPZ, which is above third quarter levels. Production for the last 24 hours has averaged 5,513 bopd gross, or 2,812 bopd net to BPZ.

Manolo Zuniga, President and CEO commented, “We are very pleased to bring another well online at the Corvina field and look forward to the Albacora A-27D well results and its potential impact on reserves. Work continues on the 2015 capital and exploratory budget, which we expect to share once finalized. Given the lower oil price environment we are carefully reviewing our 2015 plans.”

ABOUT BPZ ENERGY

BPZ Energy is an independent oil and gas exploration and production company with license contracts covering 1.9 million net acres in four blocks located in northwest Peru. Current operations in these blocks range from early-stage exploration to production. The Company holds a 51% working interest in offshore Block Z-1, where development drilling is currently underway at the Corvina and Albacora fields. Onshore, the Company holds 100% working interests in Blocks XIX, XXII and XXIII which total 1.6 million acres. In southwest Ecuador, the Company owns a non-operating net profits interest in a producing property. BPZ Energy trades as BPZ Resources, Inc. on both the New York Stock Exchange and the Bolsa de Valores in Lima under ticker symbol “BPZ”. Please visit www.bpzenergy.com for more information.

FORWARD LOOKING STATEMENT

This Press Release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward looking statements are based on our current expectations about our company, our properties, our estimates of required capital expenditures and our industry. You can identify these forward-looking statements when you see us using words such as “will,” “expected,” "estimated,” and "prospective," and other similar expressions. These forward-looking statements involve risks and uncertainties.

Our actual results could differ materially from those anticipated in these forward looking statements. Such uncertainties include successful operation of our new platform in Corvina, the success of our project financing efforts, accuracy of well test results, results of seismic testing, well refurbishment efforts, successful production of indicated reserves, satisfaction of well test period requirements, successful installation of required permanent processing facilities, receipt of all required permits, the successful management of our capital expenditures, and other normal business risks. We undertake no obligation to publicly update any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

CAUTIONARY STATEMENT REGARDING CERTAIN INFORMATION RELEASES

The U.S. Securities and Exchange Commission (SEC) permits oil and gas companies, in their filings with the SEC, to disclose only "reserves" that a company anticipates to be economically producible by application of development projects to known accumulations, and there exists or is a reasonable expectation there will exist, the legal right to produce, or a revenue interest in the production, installed means of delivering oil and gas or related substances to market, and all permits and financing required to implement the project.

We are prohibited from disclosing estimates of oil and gas resources that do not constitute "reserves" in our SEC filings, including any estimates of prospective resources included in this press release.  We may use certain terms in this press release such as “prospective” resources which imply the existence of quantities of resources which the SEC guidelines strictly prohibit U.S. publicly registered companies from including in reported reserves in their filings with the SEC. With respect to "probable" and "possible" reserves, we are required to disclose the relative uncertainty of such classifications of reserves when they are included in our SEC filings. The definition of prospective resources has been excerpted from the Petroleum Resources Management System approved by the Society of Petroleum Engineers (SPE) Board of Directors, March 2007. Prospective resources are those quantities of petroleum estimated, as of a given date, to be potentially recoverable from undiscovered accumulations by application of future development projects. Prospective resources have both an associated chance of discovery and a chance of development. Prospective resources are further subdivided in accordance with the level of certainty associated with recoverable estimates assuming their discovery and development and may be sub-classified based on project maturity. Further, the reserves estimates contained in this press release are not designed to be, nor are they intended to represent, an estimate of the fair market value of the reserves.

The Company is aware that certain information concerning its operations and production is available from time to time from Perupetro, an instrumentality of the Peruvian government, and the Ministry of Energy and Mines ("MEM"), a ministry of the government of Peru. This information is available from the websites of Perupetro and MEM and may be available from other official sources of which the Company is unaware. This information is published by Perupetro and MEM outside the control of the Company and may be published in a format different from the format used by the Company to disclose such information, in compliance with SEC and other U.S. regulatory requirements.

Additionally, the Company’s joint venture partner in Block Z-1, Pacific Rubiales Energy Corp. (“PRE”), is a Canadian public company that is not listed on a U.S. stock exchange, but is listed on the Toronto (TSX), Bolsa de Valores de Colombia (BVC) and BOVESPA stock exchanges. As such PRE may be subject to different information disclosure requirements than the Company. Information concerning the Company, such as information concerning energy reserves, may be published by PRE outside of our control and may be published in a format different from the format the Company uses to disclose such information, incompliance with SEC and other U.S. regulatory requirements.

The Company provides such information in the format required, and at the times required, by the SEC and as determined to be both material and relevant by management of the Company. The Company urges interested investors and third parties to consider closely the disclosure in our SEC filings, available from us at 580 Westlake Park Blvd., Suite 525, Houston, Texas 77079; Telephone: (281) 556-6200. These filings can also be obtained from the SEC via the internet at www.sec.gov.

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Contact:

Rick Menniti

Chief Financial Officer

1-281-752-1245

rick_menniti@bpzenergy.com

A. Pierre Dubois

Director, Investor Relations & Corporate Communications

1-281-752-1240

pierre_dubois@bpzenergy.com